Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 8, 2007, in the Registration Statement (Form S-1) and related Prospectus of Insulet Corporation dated February 14, 2007.
/s/ Ernst & Young LLP
Boston, Massachusetts
February 13, 2007